Exhibit 4.4

WARRANT AGENT AGREEMENT

WARRANT AGENT AGREEMENT (this “Warrant Agreement”) dated as of February 10, 2022 (the “Issuance Date”) between TC BioPharm (Holdings) plc, a company incorporated in Scotland, under the law of the United Kingdom (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its wholly owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (the “Warrant Agent”).

WHEREAS, pursuant to the terms of that certain Underwriting Agreement (“Underwriting Agreement”), dated February 10, 2022, between the Company and EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters set forth therein, the Company is engaged in a public offering (the “Offering”) of up to 4,117,648 American Depositary Shares (“ADSs”), each ADS representing one ordinary share of the Company, par value £0.01 per share (“Ordinary Shares”), and up to 8,235,296 Warrants (the “Warrants”), with each Warrant representing the right of the holder thereof to purchase two ADSs (each, a “Warrant ADS”) for $4.25 per ADS, subject to adjustment as described herein, plus applicable fees, charges and taxes;

WHEREAS, the ADSs are issuable under the Deposit Agreement dated as of February 10, 2022 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all Owners and Holders (each as defined in the Deposit Agreement) from time to time of the ADSs issued thereunder;

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, File No. 333-260492 (as the same may be amended from time to time, the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of, among other securities, the Ordinary Shares, the Warrants and the Ordinary Shares underlying the Warrant ADSs issuable upon exercise of the Warrants (the “Warrant Shares”), and the Registration Statement was declared effective on February 10, 2022;

WHEREAS, the Depositary has filed with the Commission a Registration Statement on Form F-6, File No. 333-262149 (the “ADS Registration Statement”) for the registration under the Securities Act of the ADSs that may be issued in exchange for Ordinary Shares and the Warrant Shares, and the Registration Statement was declared effective on February 10, 2022.

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in accordance with the terms set forth in this Warrant Agreement in connection with the issuance, registration, registration of transfer and exercise of the Warrants;

WHEREAS, the Company desires to provide for the provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, the Company has duly authorized the execution and delivery of this Warrant Agreement and all other acts and things necessary to make the Warrants the legal, valid and binding obligations of the Company have been done and performed.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Warrant Agreement (and no implied terms or conditions).

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2. Warrants.

2.1 Form of Warrants. The Warrants shall be registered securities in book entry form and shall be evidenced by a global certificate (“Global Certificate”) in the form of Annex C to this Warrant Agreement, which shall be deposited on behalf of the Company with a custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC or as otherwise directed by DTC. If DTC subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Company may instruct the Warrant Agent to provide written instructions to DTC to deliver to the Warrant Agent for cancellation the Global Certificate, and the Company shall instruct the Warrant Agent to deliver each holder of the Warrants separate certificates in the form of Annex A evidencing Warrants (“Definitive Certificates” and, together with the Global Certificate, “Warrant Certificates”) registered as requested through the DTC system. In the event Definitive Certificates are delivered to the holders, the transfer, exchange or exercise of the Warrants shall be conducted in accordance with the customary procedures of the Warrant Agent. The Company shall use its best efforts to enable the Warrants be “DTC eligible” so that the interests in the Warrants may be held in book-entry through DTC for the term of the Warrants.

2.1.1 Exchange of Interest in Global Certificate for Definitive Certificate. Notwithstanding Section 2.1 above, a holder of a security entitlement in Warrants evidenced by the Global Certificate has the right to elect at any time to exchange it for a Definitive Certificate evidencing the same number of Warrants. Upon written notice by a Participant having Warrants credited to its DTC account for the exchange of some or all that entitlement for a Definitive Certificate evidencing the same number of Warrants, which request shall be in the form attached hereto as Annex B (a “Warrant Certificate Request Notice” and the date of delivery of such Warrant Certificate Request Notice by the Holder, the “Warrant Certificate Request Notice Date” and the exchange made pursuant to the Warrant Certificate Request Notice, a “Warrant Exchange”), and upon surrender by that Participant of the Warrants to be exchanged to the Warrant Agent through DTC’s system, the Warrant Agent shall, without unreasonable delay, effect the Warrant Exchange by issuing and delivering a Definitive Certificate for such number of Warrants in the name and mailed to the address set forth in the Warrant Certificate Request Notice. Such Definitive Certificate shall be dated the original issue date of the Warrants, shall be manually executed by an authorized signatory of the Company and shall be in the form attached hereto as Annex A In connection with a Warrant Exchange, the Company agrees to deliver, or to direct the Warrant Agent to deliver, the Definitive Certificate to the specified holder within ten (10) Business Days of the Warrant Certificate Request Notice pursuant to the delivery instructions in the Warrant Certificate Request Notice (the “Warrant Certificate Delivery Date”). “Business Day” means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

2.1.2 Opinion of Counsel. The Company shall provide to the Warrant Agent an opinion of counsel on or prior to the issuance of Warrants to set up a reserve of Warrant Shares for the outstanding Warrants. The opinion shall state that all Warrants or Warrant Shares, as applicable, are (i) registered under the Securities Act of 1933, as amended, and (ii) validly issued, fully paid and non-assessable.

2.2 Issuance and Registration of Warrants.

2.2.1 Warrant Register. Upon the receipt of all relevant information from the Company or its agents, the Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants.

2.2.2 Issuance of Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue the Global Certificate and deliver the Warrants in the DTC book-entry settlement system in accordance with written instructions delivered to the Warrant Agent by the Company. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by DTC and (ii) by institutions that have accounts with DTC (each, with respect to a Warrant in its account, a “Participant”).

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2.2.3 Beneficial Owner; Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name that Warrant shall be registered on the Warrant Register (the “Holder”, which shall include, if the Warrants are held in “street name,” a Participant or a designee appointed by such Participant) as the absolute owner of such Warrant for purposes of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC governing the exercise of the rights of a holder of a beneficial interest in any Warrant. The rights of beneficial owners in a Warrant evidenced by the Global Certificate shall be exercised by the Holder through the DTC system.

2.2.4 Execution. The Warrant Certificates shall be executed on behalf of the Company by any authorized officer of the Company (an “Authorized Officer”), which need not be the same authorized signatory for all of the Warrant Certificates, either manually or by facsimile signature. The Warrant Certificates shall be countersigned by an authorized signatory of the Warrant Agent either by manual, electronic or facsimile signature, which need not be the same signatory for all of the Warrant Certificates, and no Warrant Certificate shall be valid for any purpose unless so countersigned. In case any Authorized Officer of the Company that signed any of the Warrant Certificates ceases to be an Authorized Officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be an Authorized Officer of the Company authorized to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an Authorized Officer. The rights of holders of Warrant Certificates shall be identical regardless of the Authorized Officer signing for and on behalf of the Company and of the authorized signatory of the Warrant Agent signing such certificates.

2.2.5 Registration of Transfer. At any time at or prior to the Expiration Date (as defined below), a transfer of any Warrants may be registered and any Warrant Certificate or Warrant Certificates may be split up, combined or exchanged for another Warrant Certificate or Warrant Certificates evidencing the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered. Any Holder desiring to register the transfer of Warrants or to split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender to the Warrant Agent the Warrant Certificate or Warrant Certificates evidencing the Warrants the transfer of which is to be registered or that is or are to be split up, combined or exchanged and, in the case of registration of transfer, shall provide a signature guarantee by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program.” Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company and the Warrant Agent may require payment by the Holder requesting a registration of transfer of Warrants or a split-up, combination or exchange of a Warrant Certificate (but, for purposes of clarity, not upon the exercise of the Warrants and issuance of Warrant ADS to the Holder) of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such registration of transfer, split-up, combination or exchange, together with reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Warrant Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

2.2.6 Loss, Theft and Mutilation of Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security acceptable to the Warrant Agent, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Warrant Agent shall, on behalf of the Company, countersign and deliver a new Warrant Certificate of like tenor to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. The Warrant Agent may charge the Holder an administrative fee for processing the replacement of lost Warrant Certificates, which shall be charged only once in instances where a single surety bond obtained covers multiple certificates. The Warrant Agent may receive compensation from the surety companies or surety agents for administrative services provided to them. Notwithstanding anything herein to the contrary, in connection with a Warrant in book-entry form through DTC, no posting of a bond shall be required under this Section 2.2.6.

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2.2.7 Proxies. The Holder of a Warrant may grant proxies or otherwise authorize any person, including Participants and beneficial holders that may own interests through Participants, to take any action that a Holder is entitled to take under this Warrant Agreement or the Warrants; provided, however, that at all times that Warrants are evidenced by a Global Certificate, exercise of those Warrants shall be effected on their behalf by Participants through DTC in accordance with the procedures administered by DTC.

3. Terms and Exercise of Warrants.

3.1 Exercise Price. Each Warrant shall entitle the Holder, subject to the provisions of the applicable Warrant Certificate and of this Warrant Agreement, to purchase from the Company the number of ADSs stated therein, at the price of $4.25 per ADS, subject to the subsequent adjustments provided in Section 4 hereof. The term “Exercise Price” as used in this Warrant Agreement refers to the price per ADS at which ADSs may be purchased at the time a Warrant is exercised.

3.2 Duration of Warrants. Warrants may be exercised only during the period (“Exercise Period”) commencing on the Issuance Date and terminating at 5:00 P.M., New York City time (the “close of business”) on February 10, 2028 (“Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date.

3.3 Exercise of Warrants.

3.3.1 Exercise and Payment. (a) Subject to the provisions of this Warrant Agreement, a Holder (or a Participant acting on behalf of a Holder in accordance with DTC procedures) may exercise Warrants by delivering to the Warrant Agent, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period an election to purchase the Warrant ADSs to be exercised (A) in the form included in Exhibit A to the Warrant or (B) via an electronic warrant exercise through the DTC system (each, an “Election to Purchase”). Within one Trading Day following the delivery of the Election to Purchase, the Holder shall deliver (i) the Warrants to be exercised by (A) surrender of the Warrant Certificate evidencing the Warrants to the Warrant Agent at its office designated for such purpose or (B) delivery of the Warrants to an account of the Warrant Agent at DTC designated for such purpose in writing by the Warrant Agent to DTC from time to time, and (ii) the Exercise Price for each Warrant to be exercised (and, if applicable, any taxes or charges due in connection with the exercise of such Warrants), in lawful money of the United States of America by (A) certified or official bank check or wire transfer from a United States bank payable to the Warrant Agent or (B) payment to the Warrant Agent through the DTC system. Upon giving irrevocable instructions to its DTC participant to exercise Warrants, solely for purposes of Regulation SHO, the holder whose interest in the Warrant is a beneficial interest shall be deemed to have exercised such Warrant, regardless of when the applicable Warrant ADSs are delivered to such holder.

(b) Upon receipt of a Notice of Exercise for a Cashless Exercise provided by a holder to the Depositary and/or the Company, as applicable (as provided in Section 3.3.1(a) above), the Company will promptly calculate and transmit to the Warrant Agent the number of Warrant Shares issuable in connection with such Cashless Exercise and deliver a copy of the Notice of Exercise to the Warrant Agent, which shall cause to be delivered in accordance with the provisions of Section 7(c) such number of Warrant Shares in connection with such Cashless Exercise.

(c) Upon the exercise of the Warrant pursuant to the terms of Section 4(c) of the Warrant Certificate, the Warrant Agent shall cause the Warrant Shares underlying such Definitive Certificate or Global Warrant to be delivered to or upon the order of the Holder of such Definitive Certificate or Global Warrant, registered in such name or names as may be designated by such Holder, no later than the Warrant Share Delivery Date (as such term is defined in the Warrant Certificate). If the Company is then a participant in the DWAC system of the Depositary and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant is being exercised via Cashless Exercise, then the certificates for Warrant Shares shall be transmitted by the Warrant Agent to the Holder by crediting the account of the Holder’s broker with the Depositary through its DWAC system. For the avoidance of doubt, if the Company becomes obligated to pay any amounts to any Holders pursuant to Section 4(e)(i) or 4(m) of the Warrant Certificate, such obligation shall be solely that of the Company and not that of the Warrant Agent. Notwithstanding anything else to the contrary in this Agreement, except in the case of a Cashless Exercise, if any Holder fails to duly deliver payment to the Company of an amount equal to the aggregate Exercise Price of the Warrant Shares to be purchased upon exercise of such Holder’s Warrant as set forth in this Section 3.3.1 by the Warrant Share Delivery Date, the Warrant Agent will not be obligated to deliver such Warrant Shares (via DWAC or otherwise) until following receipt by the Company of such payment, and the applicable Warrant Share Delivery Date shall be deemed extended by one day for each day (or part thereof) until such payment is delivered to the Company.

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(d) If any of (i) the Warrants, (ii) the Election to Purchase, or (iii) the Exercise Price therefor (and, if applicable, any taxes or charges due in connection with the exercise of such Warrants), is received by the Warrant Agent on any date after 5:00 P.M., New York City time, or on a date that is not a Trading Day, the Warrants with respect thereto will be deemed to have been received and exercised on the Trading Day next succeeding such date. The “Exercise Date” will be the date on which the Election to Purchase is delivered to the Warrant Agent; however, the Warrants shall not be deemed to be exercised if the Warrants and the Exercise Price therefor are not received by the Warrant Agent on or prior to the Trading Day following the delivery of the Election to Purchase. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder or Participant, as the case may be, as soon as practicable. “Trading Day” means any day on which the ADSs are traded on the Trading Market, or, if the Trading Market is not the principal trading market for the ADSs, then on the principal securities exchange or securities market in the United States on which the ADSs are then traded. “Trading Market” means NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

(e) The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price in the account maintained by the Warrant Agent in its name as agent for the Company. The Warrant Agent shall remit to the Company funds received for warrant exercises in a given month by the fifth Business Day of the following month by wire transfer to an account designated by the Company, or as otherwise from time to time as reasonably requested by the Company. All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Warrant Agreement, Computershare will hold the Funds in deposit accounts with U.S. commercial banks with Tier 1 capital exceeding $1 billion or with ratings above investment grade by S&P Global Ratings (LT Local Issuer Credit Rating), Moody’s Investors Service (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this Section 3.3.1(c), including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

(f) If less than all the Warrants evidenced by a surrendered Warrant Certificate are exercised, the Warrant Agent shall split up the surrendered Warrant Certificate and return to the Holder a Warrant Certificate evidencing the Warrants that were not exercised.

3.3.2 Issuance of Warrant Shares. (a) The Warrant Agent shall, by 11:00 a.m., New York City time, on the Trading Day following the Exercise Date of any Warrant, advise the Company, the transfer agent and registrar for Ordinary Shares and the Depositary, in respect of (i) the number of Warrant Shares indicated on the Election to Purchase as issuable upon such exercise with respect to such exercised Warrants, (ii) the instructions of the Holder or Participant, as the case may be, provided to the Warrant Agent with respect to the delivery of the Warrant ADSs and the number of Warrants that remain outstanding after such exercise and (iii) such other information as the Company or the Depositary shall reasonably request.

(b) The Company shall, by no later than 5:00 P.M., New York City time, on the Trading Day following the Exercise Date of any Warrant, provided the funds in payment of the Exercise Price for each Warrant to be exercised have cleared on the Trading Day following the Exercise Date, cause its registrar to deliver the Warrant Shares issuable upon that exercise to the Depositary’s custodian for deposit under the Deposit Agreement and instruct the Depositary to deliver the Warrant ADSs issuable upon that deposit of Warrant Shares as requested in the Election to Purchase.

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(c) The Company shall, by no later than 5:00 P.M., New York City time, on the second Trading Day following the Exercise Date of any Warrant, provided the funds in payment of the Exercise Price for each Warrant to be exercised have cleared on the Trading Day following the Exercise Date, cause the Depositary to deliver the Warrant ADSs to the Holder pursuant to the Election to Purchase (the “Warrant ADS Delivery Date”).

3.3.3 Valid Issuance. All Warrant Shares and Warrant ADSs issuable by the Company upon the proper exercise of a Warrant in conformity with this Warrant Agreement shall be validly issued, fully paid and non-assessable.

3.3.4 No Fractional Exercise. No fractional Warrant ADSs will be issued upon the exercise of the Warrant, but rather the Company shall adjust the number of Warrant Shares issued up or down to the nearest integral multiple of the number of Ordinary Shares at the time represented by one ADS.

3.3.5 No Transfer Taxes. The Company shall not be required to pay any stamp or other tax or charge required to be paid in connection with the exercise of Warrants; and the Company shall not be required to issue or deliver any Warrant ADSs until such tax or other charge shall have been paid or it has been established to the satisfaction of the Company and the Warrant Agent that no such tax or other charge is due. For purposes of clarity, the Company shall pay any stamp or other tax or charge required to be paid in connection with any issuance to the Holder of the Warrant ADSs upon the exercise of Warrants.

3.3.6 Date of Issuance. (a) The Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant ADSs only on the Warrant ADS Delivery Date, except that, if the Exercise Date is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the open of business on the next succeeding date on which the stock transfer books are open; provided, however, Warrant ADSs will not be registered or issued until the Depositary receives notice from its custodian that the Warrant Shares have been deposited under the Deposit Agreement; provided further, however, that the Company shall take all reasonable steps to ensure the Warrant ADSs are delivered to the Holder on or prior to the Warrant ADS Delivery Date in accordance with Section 3.3.2(c) hereof and, if the Warrant ADSs are not delivered to the Holder on or prior to the Warrant ADS Delivery Date, the provisions of Section 3.3.9 shall apply.

(b) No exercising Holder, which Holder effected a Warrant Exchange pursuant to Section 2.1.1 prior to the Exercise Date, shall be required to surrender its Warrant to the Warrant Agent, unless such exercise is for the remaining numbers of ADSs issuable upon exercise of such Warrant, in which case the Holder shall deliver the Warrant Certificate to the Warrant Agent within three (3) Business Days.

3.3.7 Restrictive Legend Events. (a) The Company shall use its reasonable efforts to maintain the effectiveness of the Registration Statement and the ADS Registration Statement and the current status of the prospectuses included therein or to file and maintain the effectiveness of another registration statement and another current prospectus covering the Warrants and the Warrant Shares at any time that the Warrants are exercisable. The Company shall provide to the Warrant Agent and each Holder prompt written notice of any time that the Company is unable to deliver the Warrant ADSs via DTC transfer or otherwise upon a cash exercise without restrictive legend because (A) the Commission has issued a stop order with respect to the Registration Statement or the ADS Registration Statement, (B) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement or the ADS Registration Statement, either temporarily or permanently, (C) the Company has suspended or withdrawn the effectiveness of the Registration Statement or the ADS Registration Statement, either temporarily or permanently, (D) the prospectuses contained in the Registration Statement and the ADS Registration Statement are not available for the issuance of the Warrant ADSs to the Holder, (E) the Registration Statement or the ADS Registration Statement or the prospectuses contained therein are not current and do not conform to the requirements of the applicable rules and regulations, or the SEC has not declared effective a post-effective amendment to the Registration Statement or the ADS Registration Statement if one is required to be filed to update the disclosures therein, or (F) otherwise (each a “Restrictive Legend Event”). To the extent that the Warrants cannot be exercised for cash as a result of a Restrictive Legend Event, the Company shall, at the election of the Holder, which shall be given within five (5) days of receipt of such notice of the Restrictive Legend Event, either (A) rescind the previously submitted Election to Purchase and the Company shall return all consideration paid by registered holder for such shares upon such rescission or (B) treat the attempted exercise as a cashless exercise as described in Section 3.3.7 (a) below and refund the cash portion of the exercise price to the Holder.

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(b) If a Restrictive Legend Event has occurred, the Warrant may also be exercisable on a cashless basis. Notwithstanding anything herein to the contrary, but without limiting the rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to this Section 3.3.7 or to receive cash payments, the Company shall not be required to make any cash payments or net cash settlement to the Holder in lieu of delivery of the Warrant Shares. Upon a “cashless exercise”, the Holder shall be entitled to receive the number of Warrant Shares equal to the quotient (if such quotient would be a positive number) obtained by dividing (A-B) (X) by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered on a day that is not a Trading Day or (2) both executed and delivered on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(77) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 3.3.7 hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered after the close of “regular trading hours” on such Trading Day;
(B) =	the Exercise Price of the Warrant, as adjusted as set forth herein; and
(X) =	the number of Warrant Shares that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

(c) If the Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that, in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised and the Company agrees not to take any position contrary thereto. Upon receipt of a Notice of Exercise for a cashless exercise, the Warrant Agent will promptly deliver a copy of the Notice of Exercise to the Company to confirm the number of Warrant Shares issuable in connection with the cashless exercise. The Company shall calculate and transmit to the Warrant Agent in a written notice, and the Warrant Agent shall have no duty, responsibility or obligation under this Section 3.3.7 to calculate, the number of Warrant Shares issuable in connection with any cashless exercise. The Warrant Agent shall be entitled to rely conclusively on any such written notice provided by the Company, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with such written instructions or pursuant to this Warrant Agreement.

3.3.8 Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant ADSs issuable in connection with any exercise, the Company shall promptly deliver to the Holder the number of Warrant ADSs that are not disputed.

3.3.9 Compensation for Buy-In on Failure to Timely Deliver Warrant ADSs Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Depositary to deliver the Warrant ADSs to the Holder pursuant to Section 3.3.2, and if after such date the beneficial owner is required by its broker to purchase (in an open market transaction or otherwise) or the beneficial owner’s brokerage firm otherwise purchases, ADSs or Ordinary Shares to deliver in satisfaction of a sale by the beneficial owner of the Warrant ADSs, which the beneficial owner anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the beneficial owner’s total purchase price (including brokerage commissions, if any) for the Warrant ADSs or Warrant Shares so purchased exceeds (y) the amount obtained by multiplying (i) the number of Warrant ADSs or Warrant Shares, as applicable, that the Company was required to deliver to the Holder in connection with the exercise at issue times (ii) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant ADSs or Warrant Shares, as applicable, for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Warrant ADSs or Warrant Shares, as applicable, that would have been issued had the Company timely complied with its delivery obligations. For example, if the beneficial owner purchases ADSs or Ordinary Shares having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrant ADSs with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000 for the benefit of the beneficial owner. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit right of a Holder to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant ADSs upon exercise of Warrants as required pursuant to the terms of this Warrant Agreement. The Warrant Agent shall have no liability for the Company’s failure to deliver to the Holders the Warrant ADSs as set forth in this Section 3.3.9.

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In addition, if the Company fails for any reason to deliver to the Holder the Warrant ADSs subject to an Election to Purchase by the Warrant ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant ADSs subject to such exercise (based on the VWAP of the ADSs on the date of the applicable Election to Purchase), $10 per Trading Day for each Trading Day after such Warrant ADS Delivery Date until such Warrant ADSs are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. In addition, if the Company fails to cause the Depository to transmit to the Holder the Warrant ADSs by the Warrant ADS Delivery Date, then the Holder will have the right to rescind such exercise.

For purposes of this Warrant Agreement:

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) the volume weighted average price of the ADSs for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the ADSs are not then listed or quoted for trading on the OTC Bulletin Board and if prices for the ADSs are then reported in the OTCQB maintained by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent Bid Price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Company, the fees and expenses of which shall be paid by the Company, and

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the Bid Price of the ADSs for the time in question (or the nearest preceding date) on the Trading Market on which the ADSs is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent Bid Price per share of the ADSs so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

3.3.10 The Company shall pay all Warrant Agent and Depositary fees required for timely processing of any Election to Purchase and all fees to DTC (or another established clearing corporation performing similar functions) required for electronic issuance and delivery of the Warrant ADSs for timely delivery of Warrant ADSs on or prior to the Warrant ADSs Delivery Date. The Company shall pay all applicable fees and expenses of the Depositary in connection with the issuance of the Warrants ADSs hereunder.

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4. Adjustments.

The Exercise Price, the number of Warrant ADSs covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in Section 5 of the Warrant Certificate. In the event that at any time, as a result of an adjustment made pursuant to Section 5 of the Warrant Certificate, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Warrant ADSs, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 5 of the Warrant Certificate with respect to the Warrant ADSs shall apply on like terms to any such other shares. All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price pursuant to the Warrant Certificate shall evidence the right to purchase, at the adjusted Exercise Price, the number of Warrant ADSs purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein.

5. Restrictive Legends; Fractional Warrants.

In the event that a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not register that transfer until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the Warrants must also bear a restrictive legend upon that transfer. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the transfer of or delivery of a Warrant Certificate for a fraction of a Warrant.

6. Expense Reimbursement.

The Company shall reimburse the Holder, upon the Holder’s request, for any reasonable fees charged to the Holder by the Depositary in connection with the issuance or holding or sale of ADSs, Warrant ADSs and/or Ordinary Shares.

7. Other Provisions Relating to Rights of Holders of Warrants.

7.1 No Rights as Stockholder. Except as otherwise specifically provided herein, a Holder, solely in its capacity as a holder of Warrants, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant Agreement be construed to confer upon a Holder, solely in its capacity as the registered holder of Warrants, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of share capital, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights or rights to participate in new issues of shares, or otherwise, prior to the issuance to the Holder of the Warrant ADSs which it is then entitled to receive upon the due exercise of Warrants.

7.2 Reservation of Ordinary Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Ordinary Shares that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement and which are available to be issued for that purpose without restriction (including without prejudice to the generality) by restriction of pre-emption or offer round or other consent rights).

8. Concerning the Warrant Agent and Other Matters.

8.1 (a) Whether or not any Warrants are exercised, the Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Warrant Agent , to reimburse the Warrant Agent for all of its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Warrant Agreement and the exercise and performance of its duties hereunder.

(b) All amounts owed by the Company to the Warrant Agent under this Warrant Agreement are due within 30 days of the invoice date. Delinquent payments are subject to a late payment charge of one and one-half percent (1.5%) per month commencing 45 days from the invoice date. The Company agrees to reimburse the Warrant Agent for any attorney’s fees and any other costs associated with collecting delinquent payments.

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(c) No provision of this Warrant Agreement shall require Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Warrant Agreement or in the exercise of its rights.

8.2 As agent for the Company hereunder the Warrant Agent:

(a) shall have no duties or obligations other than those specifically set forth in this Warrant Agreement or as may subsequently be agreed to in writing by the Warrant Agent and the Company, subject to the Section 8.11(c);

(b) shall have no obligation to effect any delivery of Warrant ADSs other than to instruct the Depositary with respect to that delivery;

(c) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of the Warrants or any Warrant Shares or Warrant ADSs;

(d) shall not be obligated to take any legal action under this Warrant Agreement; if, however, the Warrant Agent determines, in its sole and absolute discretion, to take any legal action under this Warrant Agreement, and where the taking of such action might, in its judgment, subject or expose it to any expense or liability it shall not be required to act unless it has been furnished with an indemnity satisfactory to it;

(e) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Warrant Agent and believed by it to be genuine and to have been signed by the proper party or parties;

(f) shall not be liable or responsible for any recital or statement contained in the Registration Statement or any other documents relating thereto, this Warrant Agreement or any Warrant Certificate except as to its countersignature thereof, or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only;

(g) shall not have any liability for or be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent ) or in respect of the legality or validity or execution of any Warrant Certificate (including in the case of book entry shares, by notation in book entry accounts reflecting ownership), except its countersignature thereof; nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it be liable or responsible for modification by or order of any court, tribunal, or governmental authority in connection with the foregoing, any change in the exercisability of the Warrant ADSs or any adjustment required under this Warrant Agreement or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment;

(h) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Warrants, including without limitation obligations under this Warrant Agreement and applicable securities laws;

(i) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to its duties as Warrant Agent covered by this Warrant Agreement (or supplementing or qualifying any such actions) of officers of the Company, and is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Company or counsel to the Company, and may apply to the Company, for advice or instructions in connection with the Warrant Agent’s duties hereunder, and the Warrant Agent shall not be liable for any delay in acting while waiting for those instructions; any applications by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent , set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Warrant Agreement and the date on or after which such action shall be taken or such omission shall be effective; the Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date such application is sent to the Company, unless the Company shall have consented in writing to any earlier date) unless prior to taking any such action, the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted;

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(j) may consult with counsel satisfactory to the Warrant Agent and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in accordance with the advice or opinion of such counsel;

(k) may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, to Holders or any other person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence or wilful misconduct in the selection and continued employment thereof (which gross negligence or wilful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction);

(l) is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person;

(m) shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof; and Warrant Agent may, after consulting with the Company to the extent practical, consult with foreign counsel, the fees and expenses of which shall be at the Company’s expense, to resolve any foreign law issues that may arise as a result of the Company or any other party being subject to the laws or regulations of any foreign jurisdiction;

(n) any stockholder, affiliate, member, director, officer, agent, representative or employee of the Warrant Agent may buy, sell or deal in any of the Warrant ADSs or other securities of the Company or may become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent or any such stockholder, affiliate, director, member, officer, agent, representative or employee from acting in any other capacity for the Company or for any other person; and

(o) shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Warrant Agent , unless the Warrant Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Warrant Agreement to be delivered to the Warrant Agent must, in order to be effective, be received by the Warrant Agent as specified in Section 8.10 hereof, and in the absence of such notice so delivered, the Warrant Agent may conclusively assume no such event or condition exists.

8.3 (a) In the absence of gross negligence or wilful misconduct on its part (which gross negligence or wilful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), the Warrant Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Warrant Agreement. Anything in this Warrant Agreement to the contrary notwithstanding, in no event shall Warrant Agent be liable for special, indirect, incidental, consequential or punitive losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the possibility of such losses or damages and regardless of the form of action. Any liability of the Warrant Agent will be limited in the aggregate to the amount of fees (but not reimbursed costs, charges or expenses) paid by the Company hereunder for the twelve months preceding the event for which recovery from the Warrant Agent is being sought. The Warrant Agent shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, fires, civil disobedience, riots, rebellions, storms, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, terrorism, insurrection, earthquakes, floods, epidemics, pandemics, acts of God or similar occurrences.

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(b) In the event any question or dispute arises with respect to the proper interpretation of the Warrants or the Warrant Agent’s duties under this Warrant Agreement or the rights of the Company or of any Holder, the Warrant Agent shall not be required to act and shall not be held liable or responsible for its refusal to act until the question or dispute has been judicially settled (and, if appropriate, it may, but shall not be required to, file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all persons interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to Warrant Agent and executed by the Company and each such Holder. In addition, the Warrant Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the Holders and all other persons that may have an interest in the settlement.

(c) The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company on behalf of any Holder.

8.4 The Company covenants to indemnify the Warrant Agent and hold it harmless from and against loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) that may be paid to any third party, incurred or suffered by it, or which it may become subject, without gross negligence or illegal or willful misconduct on the part of the Warrant Agent (which gross negligence or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered, or omitted to be taken by the Warrant Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Warrant Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder against any third party. The provisions under Sections 8.1, 8.2, 8.3 and this Section 8.4 shall survive the expiration of the Warrant ADSs and the termination of this Warrant Agreement and the resignation, replacement or removal of the Warrant Agent. The costs and expenses incurred in enforcing this right of indemnification shall be borne by the Company.

8.5 Unless terminated earlier by the parties hereto, this Warrant Agreement shall terminate 90 days after the earlier of the Expiration Date and the date on which no Warrants remain outstanding (the “Termination Date”). On the Business Day following the Termination Date, the Agent shall deliver to the Company any entitlements, if any, held by the Warrant Agent under this Warrant Agreement. The Agent’s right to be indemnified and held harmless and to be reimbursed for fees, charges and out-of-pocket expenses as provided in this Section 8 shall survive the termination of this Warrant Agreement.

8.6 If any provision of this Warrant Agreement shall be held illegal, invalid, or unenforceable by any court, this Warrant Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an agreement among the parties to it to the full extent permitted by applicable law; provided, however, that if such excluded provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

8.7 The Company represents and warrants that (a) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation, (b) the offer and sale of the Warrants and the execution, delivery and performance of all transactions contemplated thereby (including this Warrant Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the articles of association, bylaws or any similar document of the Company or any indenture, agreement or instrument to which it is a party or is bound, (c) this Warrant Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, (d) the Warrants will comply in all material respects with all applicable requirements of law and (e) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the offering of the Warrants.

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8.8 In the event of inconsistency between this Warrant Agreement and the descriptions in the Registration Statement and the ADS Registration Statement, as they may from time to time be amended, the terms of this Warrant Agreement shall control.

8.9 Set forth in Annex C hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Warrant Agreement. The Company shall, from time to time, certify to the Warrant Agent the names and signatures of any other persons authorized to act for the Company under this Warrant Agreement (collectively, the “Authorized Representatives”). The Warrant Agent shall be fully authorized and protected in relying upon the advice or instructions received from any such Authorized Representatives.

8.10 Except as expressly set forth elsewhere in this Warrant Agreement, all notices, instructions and communications under this Warrant Agreement shall be in writing, by overnight delivery service, first-class mail, postage prepaid, properly addressed shall be effective upon receipt (or in the case of notice via e-mail, the notice shall be deemed delivered upon sending as long as an automated e-mail is not generated indicating that the e-mail has not been delivered) and shall be addressed, if to the Company, to its address set forth beneath its signature to this Warrant Agreement, or, if to the Warrant Agent, to:

Computershare Inc.

Computershare Trust Company, N.A.

150 Royall Street

Canton, MA 02021

Attention: Client Services

E-mail: maxine.marshall1@computershare.com

or to such other address of which a party hereto has notified the other party; and, if to a Holder made if sent by first-class mail, postage prepaid, or overnight delivery service, addressed to such Holder at the last address of such Holder set forth for such holder in the Warrant Register.

8.11 (a) This Warrant Agreement shall be governed by and construed in accordance with the law of the State of New York. All actions and proceedings relating to or arising from, directly or indirectly, this Warrant Agreement may be brought in courts of the State of New York or of the United States of America sitting within the Borough of Manhattan in the City and State of New York. The Company hereby submits to the personal jurisdiction of such courts and consents that any service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder. Each of the parties hereto hereby waives the right to a trial by jury in any action or proceeding arising out of or relating to this Warrant Agreement.

(b) This Warrant Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. This Warrant Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay; except that (i) consent is not required for an assignment or delegation of duties by Warrant Agent to any affiliate of Warrant Agent and (ii) any reorganization, merger, consolidation, sale of assets or other form of business combination by Warrant Agent or the Company shall not be deemed to constitute an assignment of this Warrant Agreement.

(c) No provision of this Warrant Agreement may be amended, modified or waived, except in a written document signed by both parties. The Company and the Warrant Agent may amend or supplement this Warrant Agreement without the consent of any Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant Agreement as the parties may deem necessary or desirable and that the parties determine, in good faith, shall not adversely affect the interest of the Holders in any material respect. All other amendments and supplements shall require the vote or written consent of Holders of a majority of the then outstanding Warrants, provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 4 herein) upon which the Warrants are exercisable or the rights of the holders of Warrants to receive payments in cash from the Company, or no reduction of the percentage required for consent to modification of this Warrant Agreement or no requirement for a holder of Warrants in book entry or electronic form held through DTC to deliver any ink-original Election to Purchase or any medallion guarantee (or other type of guarantee or notarization) of an Election to Purchase or reimbursement to the Holder pursuant to Section 6 may be made without the consent of the Holder of each outstanding Warrant affected thereby. As a condition precedent to the Warrant Agent executing any amendment or supplement, the Company shall deliver a certificate from an Authorized Representative which states that the proposed supplement or amendment is in compliance with the terms of this Section 8.11(c). Notwithstanding anything in this Warrant Agreement to the contrary, the Warrant Agent shall not be required to execute any supplement or amendment to this Warrant Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Warrant Agreement.

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8.12 Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant Shares or Warrant ADSs upon the exercise of Warrants, but the Company may require the Holders to pay any transfer taxes in respect of the Warrants or such shares. The Warrant Agent may refrain from registering any transfer of Warrants or any delivery of any Warrant ADSs unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax or charge, if any, or shall have established to the reasonable satisfaction of the Company and the Warrant Agent that such tax or charge, if any, has been paid.

8.13 Resignation of Warrant Agent.

8.13.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company, or such shorter period of time agreed to by the Company. The Company may terminate the services of the Warrant Agent, or any successor Warrant Agent, after giving thirty (30) days’ notice in writing to the Warrant Agent or successor Warrant Agent. In the event any transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Warrant Agreement as of the effective date of such termination, If the office of the Warrant Agent becomes vacant by resignation, termination or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent, then the Warrant Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent at the Company’s cost. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent (but not including the initial Warrant Agent), whether appointed by the Company or by such court, shall be a person organized and existing under the laws of any state of the United States of America, in good standing, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed, and except for executing and delivering documents as provided in the sentence that follows, the predecessor Warrant Agent shall have no further duties, obligations, responsibilities or liabilities hereunder, but shall be entitled to all rights that survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent , including but not limited to its right to indemnity hereunder. If for any reason it becomes necessary or appropriate or at the request of the Company, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder, except the rights and immunities retained by the predecessor Warrant Agent under the terms hereof; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver at the expense of the Company any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.13.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the ADSs not later than the effective date of any such appointment.

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8.13.3 Merger or Consolidation of Warrant Agent. Any person into which the Warrant Agent may be merged or converted or with which it may be consolidated or any person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any person succeeding to the shareowner services business of the Warrant Agent or any successor Warrant Agent shall be the successor Warrant Agent under this Warrant Agreement, without any further act or deed. For purposes of this Warrant Agreement, “person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

9. Miscellaneous Provisions.

9.1 Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.

9.2 Examination of the Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose for inspection by any Holder. Prior to such inspection, the Warrant Agent may require any such holder to provide reasonable evidence of its interest in the Warrants.

9.3 Counterparts. This Warrant Agreement may be executed in any number of original, facsimile or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.4 Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

9.5 Further Assurance. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required or requested by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Warrant Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

TC BIOPHARM (HOLDINGS) PLC

By:
Name:	Martin Thorp
Title:	Chief Financial Officer

Address for notices:
Maxim 1, 2 Parklands Way
Holytown, Motherwell, ML1 4WR
Scotland, United Kingdom
Attention: Chief Financial Officer
Telephone: +44 (0) 141 433 7557
Facsimile:
E-mail: m.thorp@tcbiopharm.com

Computershare Inc.,
Computershare Trust Company, N.A.,
As Warrant Agent

By:
Name:
Title:

Annex A Form of Warrant Certificate

Exhibit A – Notice of Exercise

Exhibit B – Assignment Form

Annex B – Warrant Certificate Request Notice

Annex C – Global Warrant Request Notice

Annex C Authorized Representatives

Annex D Form of Warrant Certificate Request Notice

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ANNEX A

Warrant Certificate

PURCHASE WARRANT FOR ADSs (ORDINARY SHARE)

TC BIOPHARM (HOLDINGS) PLC

Number of ADSs: [_______]	Initial Exercise Date: February 10, 2022

This certifies that the person whose name and address appears below, or registered assigns, is the registered owner of the number of Warrants set forth herein. Each Warrant entitles its registered holder to purchase from TC BioPharm (Holdings) plc, a company incorporated in Scotland at any time prior to 5:00 P.M. (New York City time) on February 10, 2028, at the designated office of Computershare Inc. and Computershare Trust Company, N.A., as warrant agent, one American Depositary Share, each ADS representing one (1) ordinary share, par value £0.01, of the Company, upon payment of the exercise price set forth below in Section 4(a), subject to possible adjustments as provided herein. The Company will pay the issuance fee for each ADS issued pursuant to the Warrants to the Depositary under the Deposit Agreement.

This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the designated office of the Warrant Agent, may be exchanged for another Warrant Certificate or Warrant Certificates evidencing the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered. A transfer of the Warrants evidenced hereby may be registered upon surrender of this Warrant Certificate at the designated office of the Warrant Agent by the registered holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, a signature guarantee, and such other and further documentation as the Warrant Agent may reasonably request and duly stamped as may be required by the law of the State of New York and of the United States of America.

The terms and conditions of the Warrants and the rights and obligations of the holder of this Warrant Certificate are set forth in the Warrant Agency Agreement dated as of February 10, 2022.

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“ADS” means an American Depositary Share, and ADSs means American Depositary Shares.

“American Depositary Shares” means the ADSs issuable under the Deposit Agreement representing ordinary shares of the Company.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the Bid Price of the ADSs for the time in question (or the nearest preceding date) on the Trading Market on which the ADSs is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent Bid Price per share of the ADSs so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Company” means TC BioPharm (Holdings) plc.

“Deposit Agreement” means the deposit agreement between the Company and Bank of New York Mellon, dated as of February 10, 2022.

“Equivalent Securities” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Exempt Issuance” means the issuance of

(i)	Ordinary Shares or options to employees, officers or directors of the Company or consultants to the Company pursuant to any stock or option plan or other written agreement duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, provided, however, until the expiration of the lock-up agreements entered into in connection with the IPO offering in which this warrant was issued, such issuance excluding options disclosed in the prospectus for the offering in which this warrant was issued (A) shall not exceed thirty percent (30%) of the Ordinary Shares issued and outstanding as of the date hereof, (B) shall be at no less than fair market value (as measured by the closing price of the Ordinary Shares on the Trading Market on the date of issuance) and (C) in the first year from the date hereof shall be issued as restricted securities;
(ii)	securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of the Warrant Agent Agreement, provided that such securities have not been amended since the date thereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities;
(iii)	securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company or securities issued in financing transactions, the primary purpose of which is to finance acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144 under the Securities Act) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a person (or to the equity holders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities;

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(iv)	Ordinary Shares, options or convertible securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by a majority of the disinterested directors of the Company but shall not include a transaction in which the company is primarily issuing Ordinary Shares or Equivalent Securities primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities;
(v)	Ordinary Shares, options or convertible securities issued in connection with the provision of goods or services pursuant to transactions approved by a majority of the disinterested directors of the Company but shall not include a transaction in which the Company is issuing Ordinary Shares or Equivalent Securities primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities; and
(vi)	Ordinary Shares, options or convertible securities issued in connection with sponsored research, collaboration, technology license, development, investor or public relations, marketing or other similar agreements or strategic partnerships approved by a majority of the disinterested directors of the Company but shall not include a transaction in which the Company is primarily issuing Ordinary Shares or Equivalent Securities primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities; provided, however, that issuances to consultants pursuant to clause (i) above shall be limited in the aggregate to 1,000,000 Ordinary Shares (and/or an equivalent number of ADSs) (subject to adjustment for any stock splits, stock dividends, reverse stock splits or similar events with respect to the Ordinary Shares or ADSs, as applicable) during each twelve consecutive month period while the Warrants are outstanding.

“Exercise Price” means the price per ADS at which the ADSs may be purchased at the time a Warrant is exercised, which price is set forth in Section 4(a).

“Expiration Date” is as defined in Section 4(b).

“Ordinary Shares” means the ordinary shares, par value £0.01 per share of the Company, which may be represented as American Depositary Shares, or ADSs.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Registration Statement” means the Company’s registration statement on Form F-1, as amended (File No.333- 260492), relating to the Warrants and the ordinary shares, and the registration statement filed by the Bank of New York Mellon, on Form F-6 (File No. 333-262149) relating to the ADSs.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means any day on which the ADSs are traded on the Trading Market, or, if the Trading Market is not the principal trading market for the ADSs, then on the principal securities exchange or securities market in the United States on which the ADSs are then traded.

“Trading Market” means NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange on the date in question (or any successors to any of the foregoing).

“Transfer Agent” means Computershare Investor Services plc, the current transfer agent of the Company, with a mailing address of The Pavilions, Bridgwater Road, Bristol BS99 6ZZ, United Kingdom and any successor transfer agent of the Company.

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“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) the volume weighted average price of the ADSs for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the ADSs are not then listed or quoted for trading on the OTC Bulletin Board and if prices for the ADSs are then reported in the OTCQB maintained by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent Bid Price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Company, the fees and expenses of which shall be paid by the Company.

“Warrant Agency Agreement” means that certain warrant agency agreement, dated on or about the Initial Exercise Date, between the Company and the Warrant Agent.

“Warrant Agent” means Computershare Inc., a Delaware corporation, and its wholly owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company and any successor warrant agent of the Company.

“Warrants” means this Warrant and other warrants of like tenor issued by the Company pursuant to the Registration Statement.

Section 2. Warrants.

a) Form of Warrants. The Warrants shall be registered securities in book entry form and shall be evidenced by a global certificate (“Global Certificate”) in the form of this Annex A to the Warrant Agreement, which shall be deposited on behalf of the Company with a custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC. If DTC subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Company may instruct the Warrant Agent to provide written instructions to DTC to deliver to the Warrant Agent for cancellation the Global Certificate, and the Company shall instruct the Warrant Agent to deliver each holder of the Warrants separate certificates in the form of Annex A evidencing Warrants (“Definitive Certificates” and, together with the Global Certificate, “Warrant Certificates”) registered as requested through the DTC system. In the event Definitive Certificates are delivered to the holders, the transfer, exchange or exercise of the Warrants shall be conducted in accordance with the customary procedures of the Warrant Agent. The Company shall use its best efforts to enable the Warrants be “DTC eligible” so that the interests in the Warrants may be held in book-entry through DTC for the term of the Warrants.

b) Exchange of Interest in Global Certificate for Definitive Certificate. Notwithstanding Section 2(a) above, a holder of a security entitlement in Warrants evidenced by the Global Certificate has the right to elect at any time to exchange it for a Definitive Certificate evidencing the same number of Warrants. Upon written notice by a participant having Warrants credited to its DTC account for the exchange of some or all that entitlement for a Definitive Certificate evidencing the same number of Warrants, which request shall be in the form attached to the Warrant Agreement in the form of Annex B (a “Warrant Certificate Request Notice” and the date of delivery of such Warrant Certificate Request Notice by the Holder, the “Warrant Certificate Request Notice Date” and the exchange made pursuant to the Warrant Certificate Request Notice, a “Warrant Exchange”), and upon surrender by that Participant of the Warrants to be exchanged to the Warrant Agent through DTC’s system, the Warrant Agent shall, without unreasonable delay, effect the Warrant Exchange by issuing and delivering a Definitive Certificate for such number of Warrants in the name and mailed to the address set forth in the Warrant Certificate Request Notice. Such Definitive Certificate shall be dated the original issue date of the Warrants, shall be manually executed by an authorized signatory of the Company and shall be in the form attached to the Warrant Agreement as Annex A In connection with a Warrant Exchange, the Company agrees to deliver, or to direct the Warrant Agent to deliver, the Definitive Certificate to the specified holder within ten (10) Business Days of the Warrant Certificate Request Notice pursuant to the delivery instructions in the Warrant Certificate Request Notice (the “Warrant Certificate Delivery Date”).

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Section 3. Issuance and Registration of Warrants.

a) Warrant Register. Upon the receipt of all relevant information from the Company or its agents, the Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants.

b) Issuance of Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue the Global Certificate and deliver the Warrants in the DTC book-entry settlement system in accordance with written instructions delivered to the Warrant Agent by the Company. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by DTC and (ii) by institutions that have accounts with DTC (each, with respect to a Warrant in its account, a “Participant”).

c) Beneficial Owner; Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name that Warrant shall be registered on the Warrant Register (the “Holder”, which shall include, if the Warrants are held in “street name,” a participant or a designee appointed by such participant) as the absolute owner of such Warrant for purposes of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC governing the exercise of the rights of a holder of a beneficial interest in any Warrant. The rights of beneficial owners in a Warrant evidenced by the Global Certificate shall be exercised by the Holder through the DTC system.

d) Execution. The Warrant Certificates shall be executed on behalf of the Company by any authorized officer of the Company (an “Authorized Officer”), which need not be the same authorized signatory for all of the Warrant Certificates, either manually or by facsimile signature. The Warrant Certificates shall be countersigned by an authorized signatory of the Warrant Agent either by manual, electronic or facsimile signature, which need not be the same signatory for all of the Warrant Certificates, and no Warrant Certificate shall be valid for any purpose unless so countersigned. In case any Authorized Officer of the Company that signed any of the Warrant Certificates ceases to be an Authorized Officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be an Authorized Officer of the Company authorized to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an Authorized Officer. The rights of holders of Warrant Certificates shall be identical regardless of the Authorized Officer signing for and on behalf of the Company and of the authorized signatory of the Warrant Agent signing such certificates.

e) Registration of Transfer. At any time at or prior to the Expiration Date (as defined below), a transfer of any Warrants may be registered and any Warrant Certificate or Warrant Certificates may be split up, combined or exchanged for another Warrant Certificate or Warrant Certificates evidencing the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered. Any Holder desiring to register the transfer of Warrants or to split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender to the Warrant Agent the Warrant Certificate or Warrant Certificates evidencing the Warrants the transfer of which is to be registered or that is or are to be split up, combined or exchanged and, in the case of registration of transfer, shall provide a signature guarantee by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program.” Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company and the Warrant Agent may require payment by the Holder requesting a registration of transfer of Warrants or a split-up, combination or exchange of a Warrant Certificate (but, for purposes of clarity, not upon the exercise of the Warrants and issuance of Warrant ADS to the Holder) of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such registration of transfer, split-up, combination or exchange, together with reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Warrant that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

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f) Loss, Theft and Mutilation of Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security acceptable to the Warrant Agent, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Warrant Agent shall, on behalf of the Company, countersign and deliver a new Warrant Certificate of like tenor to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. The Warrant Agent may charge the Holder an administrative fee for processing the replacement of lost Warrant Certificates, which shall be charged only once in instances where a single surety bond obtained covers multiple certificates. The Warrant Agent may receive compensation from the surety companies or surety agents for administrative services provided to them. Notwithstanding anything herein to the contrary, in connection with a Warrant in book-entry form through DTC, no posting of a bond shall be required under this Section 3(f).

g) Proxies. The Holder of a Warrant may grant proxies or otherwise authorize any person, including participants and beneficial holders that may own interests through participants, to take any action that a Holder is entitled to take under this Warrant; provided, however, that at all times that Warrants are evidenced by a Global Certificate, exercise of those Warrants shall be effected on their behalf by participants through DTC in accordance with the procedures administered by DTC.

Section 4. Exercise.

a) Exercise Price. Each Warrant shall entitle the Holder, subject to the provisions of the of this Warrant, to purchase from the Company the number of ADSs stated therein, at the price of $4.25 per ADS, subject to the subsequent adjustments provided in Section 5 hereof.

b) Duration of Warrants. Warrants may be exercised only during the period (“Exercise Period”) commencing on the Issuance Date and terminating at 5:00 P.M., New York City time (the “close of business”) on February 10, 2028 (“Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date.

c) Exercise. Subject to the provisions of this Warrant, a Holder (or a participant acting on behalf of a Holder in accordance with DTC procedures) may exercise Warrants by delivering to the Warrant Agent, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period an election to purchase the Warrant ADSs to be exercised (A) in the form included in Exhibit A to this Warrant or (B) via an electronic warrant exercise through the DTC system (each, an “Election to Purchase”). Within one Trading Day following the delivery of the Election to Purchase, the Holder shall deliver (i) the Warrants to be exercised by (A) surrender of the Warrant Certificate evidencing the Warrants to the Warrant Agent at its office designated for such purpose or (B) delivery of the Warrants to an account of the Warrant Agent at DTC designated for such purpose in writing by the Warrant Agent to DTC from time to time, and (ii) unless the cashless exercise procedure specified in Section 4(d) below is specified in the applicable Notice of Exercise, the Exercise Price for each Warrant to be exercised (and, if applicable, any taxes or charges due in connection with the exercise of such Warrants), in lawful money of the United States of America by (A) certified or official bank check or wire transfer from a United States bank payable to the Warrant Agent or (B) payment to the Warrant Agent through the DTC system.

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If any of (i) the Warrants, (ii) the Election to Purchase, or (iii) the Exercise Price therefor (and, if applicable, any taxes or charges due in connection with the exercise of such Warrants), is received by the Warrant Agent on any date after 5:00 P.M., New York City time, or on a date that is not a Trading Day, the Warrants with respect thereto will be deemed to have been received and exercised on the Trading Day next succeeding such date. The “Exercise Date” will be the date on which the Election to Purchase is delivered to the Warrant Agent; however, the Warrants shall not be deemed to be exercised if the Warrants and the Exercise Price therefor are not received by the Warrant Agent on or prior to the Trading Day following the delivery of the Election to Purchase. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder or participant, as the case may be, as soon as practicable.

The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price in the account maintained by the Warrant Agent in its name as agent for the Company. The Warrant Agent shall remit to the Company funds received for warrant exercises in a given month by the fifth Business Day of the following month by wire transfer to an account designated by the Company, or as otherwise from time to time as reasonably requested by the Company. All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Warrant Agreement, Computershare will hold the Funds in deposit accounts with U.S. commercial banks with Tier 1 capital exceeding $1 billion or with ratings above investment grade by S&P Global Ratings (LT Local Issuer Credit Rating), Moody’s Investors Service (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this Section 4(c), including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

If less than all the Warrants evidenced by a surrendered Warrant Certificate are exercised, the Warrant Agent shall split up the surrendered Warrant Certificate and return to the Holder a Warrant Certificate evidencing the Warrants that were not exercised.

(d) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(77) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

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(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, but without limiting the rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to this Section 2(d) or to receive cash payments pursuant to Section 4(e)(i) and Section 4(m) herein, the Company shall not be required to make any cash payments or net cash settlement to the Holder in lieu of delivery of the Warrant Shares. The original Holder has paid $0.005 towards the nominal value of the Warrant Shares to be used in the event of a cashless exercise and, no additional consideration for the nominal value shall be required to be paid by the Holder to effect an exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-funded nominal value under any circumstance or for any reason whatsoever, including in the event this Warrant shall not have been exercised prior to the Termination Date. If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(d).

(e) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit and Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Initial Exercise Date, which may be delivered at any time after the time of execution of the Underwriting Agreement, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercise Date and the Initial Exercise Date shall be the Warrant Share Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by such Warrant Share Delivery Date

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ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 4(e)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

f) Issuance of Warrant Securities. The Warrant Agent shall, by 11:00 a.m., New York City time, on the Trading Day following the Exercise Date of any Warrant, advise the Company, the transfer agent and registrar for ordinary shares and the Depositary, in respect of (i) the number of Warrant ADSs indicated on the Election to Purchase as issuable upon such exercise with respect to such exercised Warrants, (ii) the instructions of the Holder or Participant, as the case may be, provided to the Warrant Agent with respect to the delivery of the Warrant ADSs and the number of Warrants that remain outstanding after such exercise and (iii) such other information as the Company or the Depositary shall reasonably request.

The Company shall, by no later than 5:00 P.M., New York City time, on the Trading Day following the Exercise Date of any Warrant, provided the funds in payment of the Exercise Price for each Warrant to be exercised have cleared on the Trading Day following the Exercise Date, cause its registrar to deliver the Warrant ADSs issuable upon that exercise to the Depositary’s custodian for deposit under the Deposit Agreement and instruct the Depositary to deliver the Warrant ADSs issuable upon that deposit of ordinary shares as requested in the Election to Purchase Warrant ADSs.

The Company shall, by no later than 5:00 P.M., New York City time, on the second Trading Day following the Exercise Date of any Warrant, provided the funds in payment of the Exercise Price for each Warrant to be exercised have cleared on the Trading Day following the Exercise Date, cause the Depositary to deliver the Warrant ADSs to the Holder pursuant to the Election to Purchase (the “Warrant ADS Delivery Date”).

g) Valid Issuance. All Warrant ADSs issuable by the Company upon the proper exercise of a Warrant in conformity with this Warrant Agreement shall be validly issued and fully paid.

h) No Fractional Exercise. No fractional Warrant ADSs will be issued upon the exercise of the Warrant, but rather the Company shall adjust the number of Warrant ADSs issued up or down to the nearest integral multiple of the number of ADSs representing the ordinary shares.

i) No Transfer Taxes. The Company shall not be required to pay any stamp or other tax or charge required to be paid in connection with the exercise of Warrants; and the Company shall not be required to issue or deliver any ADSs until such tax or other charge shall have been paid or it has been established to the satisfaction of the Company and the Warrant Agent that no such tax or other charge is due. For purposes of clarity, the Company shall pay any stamp or other tax or charge required to be paid in connection with any issuance to the Holder of the Warrant ADSs upon the exercise of Warrants.

j) Date of Issuance. (a) The Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant ADSs only on the Warrant ADS Delivery Date, except that, if the Exercise Date is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the open of business on the next succeeding date on which the stock transfer books are open; provided, however, Warrant ADSs will not be registered or issued until the Depositary receives notice from its custodian that the ordinary shares relating to the ADSs have been deposited under the Deposit Agreement; provided further, however, that the Company shall take all reasonable steps to ensure the Warrant ADSs are delivered to the Holder on or prior to the Warrant ADS Delivery Date in accordance with Section 4(d) hereof and, if the Warrant ADSs are not delivered to the Holder on or prior to the Warrant ADS Delivery Date, the provisions of Section 4(m) shall apply.

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No exercising Holder, which Holder effected a Warrant Exchange pursuant to Section 2(b) prior to the Exercise Date, shall be required to surrender its Warrant to the Warrant Agent, unless such exercise is for the remaining numbers of ADSs issuable upon exercise of such Warrant, in which case the Holder shall deliver the Warrant Certificate to the Warrant Agent within three (3) Business Days.

k) Restrictive Legend Events. The Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement and the ADS Registration Statement and the current status of the prospectuses included therein or to file and maintain the effectiveness of another registration statement and another current prospectus covering the Warrants and the Warrant ADSs (and related ordinary shares) at any time that the Warrants are exercisable. The Company shall provide to the Warrant Agent and each Holder prompt written notice of any time that the Company is unable to deliver the Warrant ADSs via DTC transfer or otherwise upon a cash exercise without restrictive legend because (A) the Commission has issued a stop order with respect to the Registration Statement or the ADS Registration Statement, (B) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement or the ADS Registration Statement, either temporarily or permanently, (C) the Company has suspended or withdrawn the effectiveness of the Registration Statement or the ADS Registration Statement, either temporarily or permanently, (D) the prospectuses contained in the Registration Statement and the ADS Registration Statement are not available for the issuance of the Warrant ADSs to the Holder, (E) the Registration Statement or the ADS Registration Statement or the prospectuses contained therein are not current and do not conform to the requirements of the applicable rules and regulations, or the SEC has not declared effective a post-effective amendment to the Registration Statement or the ADS Registration Statement are if one is required to be filed to update the disclosures therein, or (F) otherwise (each a “Restrictive Legend Event”). To the extent that the Warrants cannot be exercised for cash as a result of a Restrictive Legend Event, the Company shall, at the election of the Holder, which shall be given within five (5) days of receipt of such notice of the Restrictive Legend Event, either (A) rescind the previously submitted Election to Purchase and the Company shall return all consideration paid by registered holder for such shares upon such rescission or (B) treat the attempted exercise as a cashless exercise as described in Section 4(d) above.

l) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant ADSs issuable in connection with any exercise, the Company shall promptly deliver to the Holder the number of Warrant ADSs that are not disputed.

m) Compensation for Buy-In on Failure to Timely Deliver Warrant ADSs Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Depositary to deliver the Warrant ADSs to the Holder pursuant to Section 4(e), and if after such date the beneficial owner is required by its broker to purchase (in an open market transaction or otherwise) or the beneficial owner’s brokerage firm otherwise purchases, ADSs or ordinary shares to deliver in satisfaction of a sale by the beneficial owner of the Warrant ADSs, which the beneficial owner anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the beneficial owner’s total purchase price (including brokerage commissions, if any) for the Warrant ADSs so purchased exceeds (y) the amount obtained by multiplying (i) the number of Warrant ADSs, as applicable, that the Company was required to deliver to the Holder in connection with the exercise at issue times (ii) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant ADSs, as applicable, for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Warrant ADSs, as applicable, that would have been issued had the Company timely complied with its delivery obligations. For example, if the beneficial owner purchases ADSs having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrant ADSs with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000 for the benefit of the beneficial owner. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit right of a Holder to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant ADSs upon exercise of Warrants as required pursuant to the terms of this Warrant Agreement. The Warrant Agent shall have no liability for the Company’s failure to deliver to the Holders the Warrant ADSs as set forth in this Section 4(m).

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In addition, if the Company fails for any reason to deliver to the Holder the Warrant ADSs subject to an Election to Purchase by the Warrant ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant ADSs subject to such exercise (based on the VWAP of the ADSs on the date of the applicable Election to Purchase), $10 per Trading Day for each Trading Day after such Warrant ADS Delivery Date until such Warrant ADSs are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. In addition, if the Company fails to cause the Depository to transmit to the Holder the Warrant ADSs by the Warrant ADS Delivery Date, then the Holder will have the right to rescind such exercise.

n) Expenses. The Company shall pay all Warrant Agent and Depositary fees required for timely processing of any Election to Purchase and all fees to DTC (or another established clearing corporation performing similar functions) required for electronic issuance and delivery of the Warrant ADSs for timely delivery of Warrant ADSs on or prior to the Warrant ADSs Delivery Date. The Company shall pay all applicable fees and expenses of the Depositary in connection with the issuance of the Warrants ADSs hereunder.

Section 5. Certain Adjustments.

a)	Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding:
i)	pays a stock dividend or otherwise makes a distribution or distributions on Ordinary Shares or any other equity or Equivalent Securities payable in Ordinary Shares (which, for avoidance of doubt, shall not include any Warrant ADSs issued by the Company upon exercise of this Warrant),
ii)	subdivides outstanding Ordinary Shares into a larger number of shares,
iii)	combines (including by way of reverse stock split) outstanding Ordinary Shares into a smaller number of shares, or
iv)	issues by reclassification of Ordinary Shares any shares of capital stock of the Company,

then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares and such other capital stock of the Company (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares and such other capital stock of the Company (excluding treasury shares, if any) outstanding immediately after such event, and the number of ADSs issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 5(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Ordinary Shares or Equivalent Securities, at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Ordinary Shares or such other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Ordinary Shares at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price provided that the Base Share Price shall not be less than $0.50 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the Initial Issuance Date). Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 5(b) in respect of an Exempt Issuance. The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Ordinary Shares Stock or Equivalent Securities subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Ordinary Shares or Equivalent Securities at the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised.

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c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Equivalent Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of ADSs acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights.

d) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of ADSs acquirable upon complete exercise of this Warrant immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution. To the extent that this Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.

e) Fundamental Transaction. If, at any time while the Warrants are outstanding,

(i)	the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person;
(ii)	the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions;
(iii)	any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of ordinary shares (including those represented by ADSs) are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the total voting power of the Company’s ordinary shares (including those represented by ADSs) (not including any ordinary shares (including those represented by ADSs) held by the other person or other persons making or party to, or associated or affiliated with the other persons making, such purchase offer, tender offer or exchange offer);

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(iv)	the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of ADSs or ordinary shares or any compulsory share exchange pursuant to which the ADSs or ordinary shares are effectively converted into or exchanged for other securities, cash or property; or
(v)	the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the total voting power of the Company’s ordinary shares (including those represented by ADSs) (not including any ordinary shares (including those represented by ADSs) held by the other person or group or other persons or group making or party to, or associated or affiliated with the other persons or group making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of a Warrant, the Holder shall have the right to receive, for each Warrant ADS that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, or depositary shares representing those shares, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of ADSs for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one ADS in such Fundamental Transaction and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of ADSs are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of ordinary shares (including those represented by ADSs) of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of ordinary shares (including those represented by ADSs) are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of ordinary shares (including those represented by ADSs) of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders will be deemed to have received common stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.

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“Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(e) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five (5) Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction.

The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”), to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 5(e) pursuant to written agreements in form reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to such Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant that is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Warrant ADSs acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the ADSs or ordinary shares prior to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value this Warrant had immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant Agreement and the Warrant with the same effect as if such Successor Entity had been named as the Company herein.

The Company shall instruct the Warrant Agent in writing to mail, by first class mail, postage prepaid, to each Holder, written notice of the execution of any such amendment, supplement or agreement with the Successor Entity. Any supplemented or amended agreement entered into by the successor corporation or transferee shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5(e). The Warrant Agent shall have no duty, responsibility or obligation to determine the correctness of any provisions contained in such agreement or such notice, including but not limited to any provisions relating either to the kind or amount of securities or other property receivable upon exercise of warrants or with respect to the method employed and provided therein for any adjustments, and shall be entitled to rely conclusively for all purposes upon the provisions contained in any such agreement. The provisions of this Section 5(e) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and conveyances of the kind described above.

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares deemed to be issued and outstanding as of a given date shall be the sum of the number shares (excluding treasury shares, if any) issued and outstanding.

g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant ADSs and setting forth a brief statement of the facts requiring such adjustment.

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ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of Ordinary Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of Ordinary Shares, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of record of Ordinary Shares to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of record of the Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

h) Voluntary Adjustment by Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Section 6.  Miscellaneous.

a) No Rights as Stockholder. Except as otherwise specifically provided herein, a Holder, solely in its capacity as a holder of Warrants, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon a Holder, solely in its capacity as the registered holder of Warrants, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of share capital, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights or rights to participate in new issues of shares, or otherwise, prior to the issuance to the Holder of the Warrant ADSs which it is then entitled to receive upon the due exercise of Warrants. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 4(d) or to receive cash payments pursuant to Section 4(e)(i) and Section 4(m) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Due Authorization. The Company represents and warrants that (a) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation, (b) the offer and sale of the Warrants and the execution, delivery and performance of all transactions contemplated thereby (including this Warrant) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the articles of association, bylaws or any similar document of the Company or any indenture, agreement or instrument to which it is a party or is bound, (c) this Warrant has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, (d) the Warrants will comply in all material respects with all applicable requirements of law and (e) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the offering of the Warrants.

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c) Reservation of Ordinary Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued ordinary shares that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

d) Authorized Shares. The Company covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant ADSs upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant ADSs may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the ordinary shares may be listed. The Company covenants that all Warrant ADS which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant ADS in accordance herewith, be duly authorized, validly issued and fully paid and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e) Restrictive Legends; Fractional Warrants. In the event that a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not register that transfer until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the Warrants must also bear a restrictive legend upon that transfer. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the transfer of or delivery of a Warrant Certificate for a fraction of a Warrant. The Holder acknowledges that the Warrant ADSs acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

f) Expense Reimbursement. The Company shall reimburse the Holder, upon the Holder’s request, for any reasonable fees charged to the Holder by the Depositary in connection with the issuance or holding or sale of ADSs, Warrant ADSs and/or ordinary shares.

g) Notices to Warrant Agent. Except as expressly set forth elsewhere in this Warrant Agreement, all notices, instructions and communications under this Warrant Agreement shall be in writing, by overnight delivery service, first-class mail, postage prepaid, properly addressed shall be effective upon receipt (or in the case of notice via e-mail, the notice shall be deemed delivered upon sending as long as an automated e-mail is not generated indicating that the e-mail has not been delivered) and shall be addressed, if to the Company, to its address set forth beneath its signature to this Warrant Agreement, or, if to the Warrant Agent, to:

Computershare Inc.

Computershare Trust Company, N.A.

150 Royall Street

Canton, MA 02021

Attention: Client Services

E-mail: maxine.marshall1@computershare.com

or to such other address of which a party hereto has notified the other party; and, if to a Holder made if sent by first-class mail, postage prepaid, or overnight delivery service, addressed to such Holder at the last address of such Holder set forth for such holder in the Warrant Register.

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h) Governing Law. This Warrant shall be governed by and construed in accordance with the law of the State of New York. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City and County of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

i) Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant ADSs upon the exercise of Warrants, but the Company may require the Holders to pay any transfer taxes in respect of the Warrants or such shares. The Warrant Agent may refrain from registering any transfer of Warrants or any delivery of any Warrant ADSs unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax or charge, if any, or shall have established to the reasonable satisfaction of the Company and the Warrant Agent that such tax or charge, if any, has been paid.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant ADSs, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Warrant ADSs or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant ADSs.

m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder or the beneficial owner of this Warrant, on the other hand.

n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

p) Warrant Agency Agreement. If this Warrant is held in global form through DTC (or any successor depositary), this Warrant is issued subject to the Warrant Agency Agreement. Without limiting any of the rights and immunities of the Warrant Agent or modifying the Warrant Agent’s express duties and obligations under the Warrant Agreement, to the extent any provision of this Warrant conflicts with the express provisions of the Warrant Agency Agreement, the provisions of this Warrant shall govern and be controlling.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

TC BioPharm (Holdings) plc

By:
Name:
Title:

Computershare Inc. Computershare Trust Company N.A.
By:
Name:
Title:

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EXHIBIT A

NOTICE OF EXERCISE

TO: TC BIOPHARM (HOLDINGS) PLC

(1) The undersigned hereby elects to purchase ________ Warrant ADSs of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full (unless cashless exercise is applicable), together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 4(d), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 4(d).

(3) Please issue said Warrant ADSs in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant ADSs shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

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EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Phone Number
Email Address

Dated: ______________ ___, _______
Holder’s Signature:
Holder’s Address:

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ANNEX B

Form of Warrant Certificate Request Notice

WARRANT CERTIFICATE REQUEST NOTICE

To: Computershare Inc., as Warrant Agent for TC BioPharm (Holdings) plc (the “Company”)

The undersigned Holder of Purchase Warrants (“Warrants”) in the form of Global Warrants issued by the Company hereby elects to receive a Warrant Certificate evidencing the Warrants held by the Holder as specified below:

1.	Name of Holder of Warrants in form of Global Warrants:

2.	Name of Holder in Warrant Certificate (if different from name of Holder of Warrants in form of Global Warrants):

3.	Number of Warrants in name of Holder in form of Global Warrants:

4.	Number of Warrants for which Warrant Certificate shall be issued:

5.	Number of Warrants in name of Holder in form of Global Warrants after issuance of Warrant Certificate, if any:

6.	Warrant Certificate shall be delivered to the following address:

______________________________

______________________________

______________________________

______________________________

The undersigned hereby acknowledges and agrees that, in connection with this Warrant Exchange and the issuance of the Warrant Certificate, the Holder is deemed to have surrendered the number of Warrants in form of Global Warrants in the name of the Holder equal to the number of Warrants evidenced by the Warrant Certificate.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

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ANNEX C

Form of Global Warrants Request Notice

GLOBAL WARRANTS REQUEST NOTICE

To: Computershare Inc., as Warrant Agent for TC BioPharm (Holdings) plc (the “Company”)

The undersigned Holder of Purchase Warrants (“Warrants”) in the form of Warrants Certificates issued by the Company hereby elects to receive a Global Warrant evidencing the Warrants held by the Holder as specified below:

1.	Name of Holder of Warrants in form of Warrant Certificates:

2.	Name of Holder in Global Warrant (if different from name of Holder of Warrants in form of Warrant Certificates):

3.	Number of Warrants in name of Holder in form of Warrant Certificates:

4.	Number of Warrants for which Global Warrant shall be issued:

5.	Number of Warrants in name of Holder in form of Warrant Certificates after issuance of Global Warrant, if any:

6.	Global Warrant shall be delivered to the following address:

______________________________

______________________________

______________________________

______________________________

The undersigned hereby acknowledges and agrees that, in connection with this Global Warrant Exchange and the issuance of the Global Warrant, the Holder is deemed to have surrendered the number of Warrants in form of Warrant Certificates in the name of the Holder equal to the number of Warrants evidenced by the Global Warrant.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

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